UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas  75201

(Address of principal executive offices)   (zip code)

(214) 462-6831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Director Retirements

James F. Cordes retired from the Board of Directors of Comerica Incorporated (“Comerica”), effective April 26, 2011.  The retirement was in accordance with Comerica’s Corporate Governance Guidelines, which provide that a Comerica director will retire from the Board of Directors at the next annual shareholders’ meeting immediately following the director’s 70th birthday.

Approval of the Comerica Incorporated 2011 Management Incentive Plan

The Governance, Compensation and Nominating Committee and the Board of Directors (the “Board”) of Comerica previously approved the Comerica Incorporated 2011 Management Incentive Plan (the “MIP”), subject to shareholder approval.  At Comerica’s Annual Meeting of Shareholders held on April 26, 2011, the MIP was approved in its entirety by the shareholders.  By approving the MIP, the shareholders approved, among other things, the material terms of the performance goals, as required for purposes of Section 162(m) of the Internal Revenue Code in order not to lose certain deductions.

A description of the terms and conditions of the MIP, including eligible participants, performance goals and performance targets, is on pages 75-77 of our definitive proxy statement for the 2011 Annual Meeting, filed with the Securities and Exchange Commission on March 18, 2011, which description is incorporated herein by reference.

The foregoing description of the MIP is qualified in its entirety by reference to the text of the MIP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its 2011 Annual Meeting of Shareholders on April 26, 2011.  Matters voted upon by shareholders at that meeting were:

(i)                             the election of four Class III Directors;

(ii)                           the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2011;

(iii)                       the approval of the Comerica Incorporated 2011 Management Incentive Plan;

(iv)                      the amendment of the Certificate of Incorporation and Bylaws to eliminate supermajority voting provisions;

(v)                         a non-binding, advisory proposal approving executive compensation; and

(vi)                      a non-binding, advisory proposal regarding the frequency that shareholders are to be presented with advisory proposals approving executive compensation (every one, two or three years).

The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter is set forth below.

Proposal 1

The nominees for Class III Directors listed below each received a majority of the votes cast that were present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, and such individuals were each elected to serve as a Class III Director with a one-year term expiring in 2012.  The results were as follows:

Class III Director Nominees	For	Against	Abstained	Broker Non-Vote
Roger A. Cregg	135,991,583	5,230,069	323,405	14,469,884
T. Kevin DeNicola	140,030,619	1,203,349	311,089	14,469,884
Alfred A. Piergallini	135,360,402	5,876,592	308,063	14,469,884
Nina G. Vaca	139,906,047	1,281,475	357,535	14,469,884

The names of the other directors not up for election at the Annual Meeting whose terms of office continued after the Annual Meeting were as follows:

Incumbent Class I Directors	Incumbent Class II Directors
Richard G. Lindner	Ralph W. Babb, Jr.
Robert S. Taubman	Jacqueline P. Kane
Reginald M. Turner, Jr.

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2011 was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
154,505,416	1,189,308	320,217	0

Proposal 3

The proposal to approve the Comerica Incorporated 2011 Management Incentive Plan was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
136,948,102	3,998,556	598,399	14,469,884

Proposal 4

The proposal to amend the Certificate of Incorporation and Bylaws to eliminate supermajority voting provisions was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
153,668,179	1,701,513	645,249	0

Proposal 5

The nonbinding, advisory proposal approving executive compensation was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
134,843,033	6,114,087	587,937	14,469,884

Proposal 6

For the non-binding, advisory proposal regarding the frequency that shareholders are to be presented with advisory proposals approving executive compensation (every one, two or three years), the frequency of one year received the highest number of votes cast out of those shares present and entitled to vote on the matter.  The results were as follows:

One Year	Two Years	Three Years	Abstained	Broker Non- Vote
119,433,408	1,222,424	20,360,598	528,627	14,469,884

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1                           Comerica Incorporated 2011 Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ Jon W. Bilstrom
	Name:	Jon W. Bilstrom
	Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary

Date: May 2, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Comerica Incorporated 2011 Management Incentive Plan